Exhibit 5.1

Reed Smith LLP
Nanette W. Mantell Direct Phone: +1 609 514 8542 Email: nmantell@reedsmith.com	Princeton Forrestal Village 136 Main Street - Suite 250 Princeton, NJ 08540-7839 +1 609 987 0050 Fax +1 609 951 0824 reedsmith.com

Exhibits 5.1 and 23.2

May 8, 2012

DUSA Pharmaceuticals, Inc.

25 Upton Drive

Wilmington, Massachusetts 01887

RE:	DUSA Pharmaceuticals, Inc.
Post Effective Amendment No. 6 to the Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined Post-Effective Amendment No. 6 to the Registration Statement on Form S-8 (File No. 333-155431) (the “Registration Statement”) of DUSA Pharmaceuticals, Inc., a New Jersey corporation (the “Company”), which is being filed with the Securities and Exchange Commission (the “SEC”). The registration Statement is being filed solely to update the reoffer prospectus with respect to One Million Seven Hundred Ninety-Eight Thousand Six Hundred Sixty-One (1,798,671) shares (“Shares”) of the Company’s common stock, no par value (“Common Stock”) reflecting equity awards granted under the Amended and Restated 2011 Equity Compensation Plan (formerly, the 2006 Equity Compensation Plan, as amended) and the 1996 Omnibus Plan, as amended (the “Plans”) to certain of the selling securityholders named therein.

This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

As legal counsel to the Company, we have examined the proceedings taken and proposed to be taken in connection with the issuance, sale and payment of consideration for the Shares under the Plans. We have also examined the original or a photostatic or certified copy of (i) the Certificate of Incorporation of the Company, and all amendments to the Certificate of Incorporation filed by the Company with the State of New Jersey; (ii) the Amended and Restated By-laws of the Company; and (iii) such records of corporate proceedings and other documents as we have deemed necessary in order to enable us to express the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof. Our opinion set forth below is limited to the Business Corporation Law of the State of New Jersey.

Based on the foregoing examination, subject to the assumptions stated and relying on statements of fact contained in the documents that we have examined, we are of the opinion that the Shares covered by the Plans have been duly authorized and that when issued and sold in the manner described in the Plans and pursuant to the agreement which may accompany each grant under the Plans, the Shares will be legally issued, fully paid and non-assessable.

NEW YORK ¿ LONDON ¿ HONG KONG ¿ CHICAGO ¿ WASHINGTON, D.C. ¿ BEIJING ¿ PARIS ¿ LOS ANGELES ¿ SAN FRANCISCO ¿ PHILADELPHIA ¿ SHANGHAI ¿ PITTSBURGH

MUNICH ¿ ABU DHABI ¿ PRINCETON ¿ NORTHERN VIRGINIA ¿ WILMINGTON ¿ SILICON VALLEY ¿ DUBAI ¿ CENTURY CITY ¿ RICHMOND ¿ GREECE ¿ OAKLAND

Nanette W. Mantell    Office Administrative Partner    A Limited Liability Partnership formed in the State of Delaware

DUSA Pharmaceuticals, Inc. May 8, 2012 Page 2

pursuant to the agreement which may accompany each grant under the Plans, the Shares will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm’s name wherever appearing in the Registration Statement, including any prospectus constituting a part thereof, and any amendments thereto. By filing this consent we do not admit that we come within the categories of persons whose consent is required under the rules and regulations of the SEC. This opinion may be incorporated by reference in any abbreviated registration statement filed pursuant to General Instruction E of Form S-8 under the Act with respect to the Registration Statement.

Very truly yours,

REED SMITH LLP

NWM/RKM/SMC